Exhibit 10

January 16, 2006

HAND DELIVERED

R. Mark Graf

Dear Mark:

This letter will serve as an amendment to the Letter Agreement dated September 26, 2005 (the “Letter Agreement”) that addresses the terms of your resignation from Fifth Third Bank (“Bank”).

Paragraph 1 of the agreements that R. Mark Graf (“you”) set forth in the Letter Agreement is hereby amended and restated in full as follows:

1.	You will resign as an officer and employee of the Bank effective on the earlier of: (i) a date which is four (4) weeks after a new Chief Financial Officer begins his employment with the Bank, or (ii) a date which is eight weeks after you provide notice of your resignation to the Bank. The date that the earliest of these events occur is defined as the “Resignation Date”.

In all other respects the Letter Agreement will remain in full force and effect as originally written.

Please acknowledge your understanding and acceptance of this letter by signing and dating where indicated below.

With regards,

/s/ George A. Schaefer, Jr.
George A. Schaefer, Jr.
President and CEO

I have read, understand and agree to the terms of this letter.

/s/ R. Mark Graf	January 16, 2006
R. Mark Graf	Date